Exhibit 4.3

Execution Version

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of August 26, 2024, is among Archrock ELT LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of Archrock Partners, L.P., a Delaware limited partnership (the “Company”), the Company, Archrock Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers” and individually an “Issuer”), Archrock, Inc., a Delaware corporation (the “Parent”), the other Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company (as successor in interest to Wells Fargo Bank, National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 20, 2019 providing for the issuance of 6.25% Senior Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Agreement to Guarantee. The Guaranteeing Subsidiary hereby unconditionally Guarantees all of the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

4.            No Recourse Against Others. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.            NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.            The Trustee. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August 26, 2024

Archrock ELT LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

Archrock Partners, L.P.

	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

Archrock Partners Finance Corp.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK, INC.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

AROC CORP.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

[Signature Page to 2028 Notes Supplemental Indenture]

AROC SERVICES GP LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

AROC SERVICES LP LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK SERVICES, L.P.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK GENERAL PARTNER, L.P.

By: ARCHROCK GP LLC, its general partner

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK PARTNERS CORP.

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK PARTNERS OPERATING LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

[Signature Page to 2028 Notes Supplemental Indenture]

ARCHROCK PARTNERS LEASING LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK SERVICES LEASING LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK GP LLC

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Senior Vice President and Chief Financial Officer

ARCHROCK GP LP LLC

By:	/s/ Pamela A. Gregorski
Name: Pamela A. Gregorski
Title: Manager

ARCHROCK MLP LP LLC

By:	/s/ Pamela A. Gregorski
Name: Pamela A. Gregorski
Title: Manager

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Chriss Reichow
Authorized Signatory

[Signature Page to 2028 Notes Supplemental Indenture]